Exhibit 107

Calculation of Filing Fee Tables

Form S-11

(Form Type)

Wheeler Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares, $0.01 par value	457(c)	20,000,000	$13.625	$272,500,000	$0.00014760	$40,221
Fees Previously Paid
	Total Offering Amounts					$272,500,000		$40,221
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$40,221

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $14.25 and low $13.00 sale prices of the Common Stock on June 27, 2024 (taking into account the one-for-24 reverse stock split effected on May 16, 2024 (the “May Reverse Stock Split”) and the one-for-five reverse stock split effected on June 27, 2024 (the “June Reverse Stock Split”, and collectively with the May Reverse Stock Split, the “Reverse Stock Splits”).

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered		Maximum Aggregate Offering Price of Securities Previously Registered		Form Type	File Number(1)	Initial Effective Date
Equity	Common Shares, $0.01 par value	704,217	(2)	$321,545,482	(2)	Form S-11	333-274329	September 29, 2023

(1)	Pursuant to Rule 429 under the Securities Act, the Prospectus included in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the registration statement on Form S-11 (File No. 333-274329), originally filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2023, amended on September 28, 2023, and subsequently declared effective by the SEC on September 29, 2023 (the “Prior Registration Statement”).

(2)	The Prior Registration Statement related to an aggregate of 101,100,000 shares of Common Stock (or 842,500 shares of Common Stock taking into account the Reverse Stock Splits), of which 704,217 shares of Common Stock remain unissued (taking into account the Reverse Stock Splits). No registration fee is payable in connection with 704,217 shares of Common Stock because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See “Explanatory Note” in this Registration Statement.